Exhibit 1.1.

BBB FOODS INC.

13,304,174 Class A common shares, no par value

UNDERWRITING AGREEMENT

May 28, 2026

May 28, 2026

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York, 10017

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Banco BTG Pactual S.A. — Cayman Branch

601 Lexington Avenue, 57th floor,

New York, NY 10022

Santander US Capital Markets LLC

437 Madison Avenue

New York, NY 10022

Scotia Capital (USA) Inc.

250 Vesey Street, 23rd floor

New York, New York 10281

As Representatives of the several Underwriters listed in Schedule 1 hereto

Ladies and Gentlemen:

BBB Foods Inc., a British Virgin Islands company limited by shares (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 700,000 Class A common shares, no par value, of the Company, the shareholders of the Company named in paragraph (a) of Schedule 2 hereto (the “Selling Shareholders A”) and the shareholders of the Company named in paragraph (b) of Schedule 2 hereto (the “Selling Shareholders B” and, together with the Selling Shareholders A, the “Selling Shareholders”) propose to sell to the several Underwriters an aggregate of 12,604,174 Class A common shares, no par value, of the Company (collectively, the “Underwritten Shares”). In addition, the Company proposes to sell, at the option of the Underwriters, up to an additional 1,995,626 Class A common shares, no par value, of the Company (collectively, the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The Class A common shares, no par value, of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Company and the Selling Shareholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.
Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933,

as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-296270) on Form F-3, including a prospectus, relating to the Company’s Class A common shares, including the Shares, to be offered from time to time by the Company and/or by selling shareholders. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; the prospectus dated May 27, 2026 included in the Registration Statement is hereinafter referred to as the “Base Prospectus”;and as used herein, the term “Preliminary Prospectus” means the preliminary prospectus supplement dated May 27, 2026 specifically relating to the Shares in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Preliminary Prospectus Supplement”), together with the Base Prospectus; and the term “Prospectus” means the prospectus supplement, dated May 28, 2026, specifically relating to the Shares (the “Prospectus Supplement”), together with the Base Prospectus, in each case in the form first used to confirm sales of the Shares (or in the form first made available upon request of purchasers pursuant to Rule 173 under the Securities Act). The Registration Statement was filed pursuant to Rule 415(a)(1) under the Securities Act and as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) that became effective upon filing under Rule 462(e) under the Securities Act. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): the Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto, if any.

“Applicable Time” means 5:30 (New York City time), on May 28, 2026.

2.
Purchase of the Shares. The Company agrees to issue and sell, and each of the Selling Shareholders agrees, severally and not jointly, to sell the Underwritten Shares to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of U.S.$31.72 (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto, and from each of the Selling Shareholders the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of

Underwritten Shares to be purchased by all the Underwriters from all of the Selling Shareholders hereunder.

In addition, each of the Selling Shareholders agrees, severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each Selling Shareholder the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by each Selling Shareholder as set forth in Schedule 2 hereto. If the Underwriters exercise the option to purchase Option Shares in part, and not in whole, the number of Option Shares to be sold by each Selling Shareholder hereto shall be in proportion to the aggregate number of Option Shares set forth in Schedule 2 hereto.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and the Attorneys-in-Fact (as defined below). Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(a)
The Company and the Selling Shareholders understand that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company and the Selling Shareholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
(b)
Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company and the Attorneys-in-Fact, or any of them (with regard to the payment to the Selling Shareholders), to the Representatives in the case of the Underwritten Shares, at the offices of Cleary Gottlieb Steen & Hamilton LLP at 10:00 a.m. (New York City time), on June 1, 2026, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company and the

Attorneys-in-Fact may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company and the Selling Shareholders, as applicable. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(c)
Each of the Company and each of the Selling Shareholders acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s‑length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company or the Selling Shareholders. Moreover, each Selling Shareholder acknowledges and agrees that, although the Representatives may be required or choose to provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.
3.
Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
(a)
Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof.
(b)
Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.
(c)
Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex A hereto, (iii) each electronic road show and (iv) any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the

Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof.
(d)
Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)
Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Written Testing-the-Waters Communication in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Written Testing-the-Waters Communication, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof.

(f)
Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and became effective upon filing under Rule 462(e) under the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof.
(g)
Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”), applied on a consistent basis generally throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and the interactive data in eXtensible Business reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(h)
No Material Adverse Change. Since the date of the most recent audited financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of common shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(i)
Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing, to the extent such concept is applicable, under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing, to the extent such concept is applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on (i) the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.01 to the Registration Statement.
(j)
Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(k)
Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock option plan and share incentive plans approved by the shareholders of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, and (iii) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(l)
Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
(m)
Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(n)
The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, except for such rights that have been validly waived or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the issuance of the Shares is not subject to any preemptive or similar rights.

(o)
No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws, memorandum and articles of association or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(p)
No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares of the Company, the issuance by the Company of the Shares to be issued upon the exercise of the Options (as herein defined) and the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws, memorandum and articles of association, estatutos sociales or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any of their properties or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(q)
No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Securities Act, or (ii) such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained, made or waived, or (iii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(r)
Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or, to the knowledge of the Company, to which the Company or any of its subsidiaries may reasonably be expected to become a party or to which any property of the Company or any of its subsidiaries is or, to the knowledge of the Company, may reasonably be expected to become the subject, which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(s)
Independent Accountants. PricewaterhouseCoopers, S.C., who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(t)
Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole, or (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(u)
Intellectual Property. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, as currently conducted; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to the ownership, validity, enforceability, infringement, misappropriation or other violation of any Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except, in the case of each of clauses (i), (ii), (iii) and (iv) above, where such failure to own or possess such rights, or such infringement, misappropriation or other violation, as the case may be, would not reasonably be expected to impair the conduct of their respective businesses.
(v)
No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
(w)
Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(x)
Taxes. The Company and its subsidiaries have paid all income and other material federal, state, local and foreign taxes (except for taxes currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made) and filed all income and other material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets which has had, or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(y)
Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities having jurisdiction over the Company and its subsidiaries and their property that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(z)
No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.
(aa)
Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation of the Company or any of its subsidiaries under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of U.S.$250,000 (or the equivalent in any other currency) or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
(bb)
Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
(cc)
Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company and its subsidiaries maintain internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the audit committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(dd)
Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are prudent and customarily adequate to protect the Company and its subsidiaries and their respective businesses, taken as a whole; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(ee)
Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants designed to damage or corrupt the IT Systems. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect, in all material respects, their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes, including the Mexican Ley Federal de Protección de Datos Personales en Posesión de Particulares and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(ff)
No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, any laws that are comprised in the Mexican Sistema Nacional Anticorrupción (National Anti-Corruption System), including the Ley General del Sistema Nacional Anticorrupción (General Law for the National Anticorruption System), the Ley General de Responsabilidades Administrativas (General Law of Administrative Responsibility), the Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita (Federal Law for the Prevention and Identification of Transactions with Funds from Illegal Sources), the Ley Federal de Responsabilidades de los Servidores Públicos (Federal Law of Responsibilities of Government Officials), and the Mexican Código Penal Federal (Federal Criminal Code) (collectively, the “Mexican Anti-Corruption Laws”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(gg)
Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Money Laundering Control Act of 1986, the Anti-Money Laundering Act of 2020, the U.S. Currency and Foreign Transactions Reporting Act of 1970, the Mexican Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita and rules and regulations issued thereunder by the Secretaría de Hacienda y Crédito Público, and the Mexican Código Penal Federal and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, each as may be amended, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit, investigation, inquiry or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Money Laundering Laws.
(hh)
No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), the Mexican government (through the Secretaría de Hacienda y Crédito Público or the Unidad de Inteligencia Financiera) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or the non-Ukrainian-government controlled regions of Kherson or Zaporizhzhia of Ukraine, Cuba, Iran, and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all Sanctions provisions.
(ii)
No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(jj)
No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(kk)
No Registration Rights. Except for such rights as have been validly waived and disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Shares by the Company or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Shareholders hereunder.
(ll)
No Stabilization. Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(mm)
No Unregistered Offerings. Neither the Company nor any of its subsidiaries, for a period of six months preceding the date of this Agreement, have engaged in any offering of its Securities that was not registered under the Securities Act, as amended, nor have they participated in any such unregistered offering.
(nn)
Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(oo)
Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(pp)
Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq)
Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(rr)
Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, and was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), including not having been and not being an “ineligible issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 under the Securities Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) and Rule 457(r) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(ss)
No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.
(tt)
No Transaction or Other Taxes. No stamp duties or other issuance or transfer taxes and no withholding taxes are payable by or on behalf of the Underwriters in the British Virgin Islands (“BVI”), Mexico or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, or (B) the issuance and delivery of the Shares by the Company in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.
(uu)
No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of the BVI, Mexican federal or state law, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any courts in the BVI, Mexican federal or state court, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 18(c) hereof, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.
(vv)
Enforcement of Foreign Judgments in the BVI. Subject to the restrictions described under the caption “Service of Process and Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement should be enforceable as a valid judgment against the Company by the courts of the BVI.
(ww)
Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the BVI and will be honored by the courts of the BVI, subject to the restrictions described under the caption “Service of Process and Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 18(c) hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.
(xx)
Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene the law or public policy of the BVI.
(yy)
Currency. To the extent any payment is to be made by the Company pursuant to this Agreement, the Company has access, subject to the laws of the BVI, to the internal currency market in the BVI and, to the extent necessary, valid agreements with the BVI’s commercial banks for purchasing U.S. dollars to make payments of amounts which may be payable under this Agreement.
(zz)
Passive Foreign Investment Company. The Company does not believe that it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and the Company does not expect to be a PFIC for the foreseeable future.
(aaa)
Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in the BVI in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under the current laws and regulations of the BVI and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of the BVI, and no such payments made to the holders thereof who are non-residents of the BVI will be subject to income, withholding or other taxes under laws and regulations of the BVI or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the BVI or any political subdivision or taxing authority thereof or therein.
(bbb)
Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.
(ccc)
Legal Action. A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.
(ddd)
Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.
(eee)
Tax Status in Mexico. The Underwriters will not be deemed resident, domiciled, carrying on business or subject to taxation in Mexico solely by reason of the execution, delivery, performance or enforcement of this Agreement.

4. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally and not jointly represents and warrants to each Underwriter that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney (the “Power of Attorney”) and the Custody Agreement (the “Custody Agreement”) hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; this Agreement, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Shareholder.

(b) No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement, the sale of the Shares to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property, right or asset of such Selling Shareholder is subject, (ii) to the extent that such Selling Shareholder is an entity, result in any violation of the provisions of the charter, by-laws, memorandum and articles of association or similar organizational documents of such Selling Shareholder, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of each of (i) and (iii) above, for any such matters as would not, individually or in the aggregate, reasonably be expected to impair the ability of such Selling Shareholder to consummate its obligations hereunder and thereunder.

(c) Title to Shares. Such Selling Shareholder has good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Shareholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon the updating of the register of members of the Company and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d) No Stabilization. Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that as to any Selling Shareholder B, the foregoing sentence shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any information relating to such Selling Shareholder B furnished to the Company in writing by such Selling Shareholder B expressly for use in the Pricing Disclosure Package, the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Selling Shareholder B consists of the name of such Selling Shareholder B, the number of Shares offered by such Selling Shareholder B and other information with respect to such Selling Shareholder B (excluding percentages) which appears in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” (the “Selling Shareholder B Information”); and provided, further, that no Selling Shareholder makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof.

(f) Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A or Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that as to any Selling Shareholder B, the foregoing sentence shall only apply to statements or omissions relating to the Selling Shareholder B Information pertaining to such Selling Shareholder B; and provided, further, that no Selling Shareholder makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof.

(h) Disclosed Information. As of the date hereof and as of the Closing Date and as of the Additional Closing Date, as the case may be, the sale of the Shares by such Selling Shareholder is not and will not be prompted by any information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(i) No Unlawful Payments. Neither such Selling Shareholder nor, to the extent such Selling Shareholder is an entity, any of its subsidiaries, nor any director or officer of such Selling Shareholder or any of its subsidiaries nor, to the knowledge of such Selling Shareholder, any employee, agent, affiliate or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Mexican Anti-Corruption Laws, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Such Selling Shareholder and, to the extent such Selling Shareholder is an entity, its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(j) Compliance with Anti-Money Laundering Laws. To the extent such Selling Shareholder is an entity, the operations of such Selling Shareholder and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws, and no action, suit, investigation, inquiry or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened. To the extent such Selling Shareholder is an entity, such Selling Shareholder and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all Anti-Money Laundering Laws.

(k) No Conflicts with Sanctions Laws. Neither such Selling Shareholder nor, to the extent such Selling Shareholder is an entity, any of its subsidiaries, directors or officers, nor, to the knowledge of such Selling Shareholder, any employee, agent, affiliate or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries is currently the subject or the target of any Sanctions, nor is such Selling Shareholder, any of its subsidiaries located, organized or resident in a Sanctioned Country; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, such Selling Shareholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. Such Selling Shareholder and, to the extent such Selling Shareholder is an entity, its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all Sanctions provisions.

(l) Organization and Good Standing. To the extent that such Selling Shareholder is an entity, such Selling Shareholder has been duly organized and is validly existing and in good standing, to the extent applicable, under the laws of its respective jurisdiction of organization or formation.

(m) ERISA. Such Selling Shareholder is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(n) Private and Commercial Acts. Such Selling Shareholder is subject to civil and commercial law with respect to its obligations under this Agreement and the execution, delivery and performance of this Agreement by it constitutes private and commercial acts rather than public or governmental acts. Such Selling Shareholder does not have immunity (sovereign or otherwise) from set-off, the jurisdiction of any court or any legal process in any court (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

(o) No Transaction or Other Taxes. No stamp duties or other issuance or transfer taxes and no withholding taxes are payable by or on behalf of the Underwriters in the BVI, Mexico or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the delivery of the Shares by such Selling Shareholder in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.

(p) Enforcement of Foreign Judgments. Subject, in the case of Mexico and the BVI, to the restrictions described under the caption “Service of Process and Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against such Selling Shareholder based upon this Agreement would be declared enforceable against such Selling Shareholder by the courts of such Selling Shareholder’s nationality or country of residency or, to the extent that such Selling Shareholder is an entity, its jurisdiction of incorporation or formation, without reconsideration or reexamination of the merits.

(q) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of such Selling Shareholder’s nationality or country of residency or, to the extent that such Selling Shareholder is an entity, jurisdiction of incorporation or formation and will be honored by the courts of such jurisdiction, subject, in the case of BVI and Mexico, to the restrictions described under the caption “Service of Process and Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Such Selling Shareholder has the power to submit, and pursuant to Section 18(c) hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(r) Currency. To the extent any payment is to be made by such Selling Shareholder pursuant to this Agreement, such Selling Shareholder has access, subject to the laws of such Selling Shareholder’s nationality or country of residency or, to the extent that such Selling Shareholder is an entity, jurisdiction of incorporation or formation, to the internal currency market in any such jurisdiction and, to the extent necessary, valid agreements with such jurisdiction’s commercial banks for purchasing U.S. dollars to make payments of amounts which may be payable under this Agreement. Such Selling Shareholder represents and warrants that the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to Computershare Inc., as custodian (the “Custodian”), and that such Selling Shareholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing the person or persons indicated in Schedule 2 hereto, and each of them, as such Selling Shareholder’s Attorneys-in-fact (the “Attorneys-in-Fact” and any one of them, an “Attorney-in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder as provided herein, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

Each of the Selling Shareholders specifically agrees that the Shares held in custody for such Selling Shareholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, such Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus (including the Prospectus Supplement) with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, and it will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; the Company will file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a) and 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m. (New York City time), on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) and Rule 457(r) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the

Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 8(c) hereof, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 8(c) hereof, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such requirement by furnishing such earning statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system) (“EDGAR”).

(h) Clear Market. Except for the Shares to be sold hereunder, for a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, or (iii) publicly disclose the intention to undertake any of the foregoing, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

The restrictions described above do not apply to (i) the issuance of Class A common shares to be sold by the Company and the Selling Shareholders hereunder; (ii) grants of stock options, share awards, restricted shares, restricted stock units or other equity awards; (iii) the issuance of Class A common shares or securities convertible into or exchangeable for Class A common shares (including Class B common shares and Class C common shares) upon the exercise of an option, restricted stock unit or warrant under an equity incentive plan; (iv) the issuance of Class A common shares or securities convertible into or exchangeable for Class A common shares (including Class B common shares and Class C common shares) upon the conversion of a security described in the Prospectus; (v) the issuance of Class A common shares or securities convertible into or exchangeable for Class A common shares (including Class B common shares and Class C common shares) in connection with a merger, acquisition, joint venture or strategic participation entered into by the Company; provided that the aggregate number of such Class A common shares or securities convertible into or exchangeable for Class A common shares (including Class B common shares and Class C common shares) issued thereby shall not exceed 10% of the total number of Class A common shares or securities convertible into or exchangeable for Class A common shares (including Class B common shares and Class C common shares) issued and outstanding as of the date of such merger, acquisition, joint venture or strategic participation; and (vi) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to equity incentive plans described in the Prospectus.

If J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC agree to waive the restriction on the sale of Class A common shares by the Company set forth in this Agreement, and upon approval by the board of directors of the Company of a public offering of Class A common shares by the Company which includes a secondary portion in respect of Class A common shares pursuant to conversion by holders of Class B common shares and Class C common shares and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC provide the Company with notice of the impending release or waiver substantially in the form of Exhibit A hereto at least three business days before the effective date of the release or waiver, the Company shall announce the impending waiver substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the waiver.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on The New York Stock Exchange (the “Exchange”).

(l) Reports. So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed through EDGAR.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o) Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be a “foreign private issuer” as defined in Rule 405 under the Securities Act at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 60-day restricted period referred to in Section 5(h) hereof.

(p) Well-Known Seasoned Issuer Status. The Company will promptly notify the Representatives if, at any time prior to completion of the distribution of the Shares within the meaning of the Securities Act, the Company (A) ceases to be a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act or (B) becomes an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(q) Stamp Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the issue and sale of the Shares by the Company to the Underwriters and on the execution and delivery of this Agreement.

(r) Additional Amounts. All payments to be made by the Company hereunder shall be made free and clear of, and without withholding or deduction for or on account of, any present or future BVI or Mexican taxes, duties or governmental charges whatsoever (including all interest, penalties or similar liabilities with respect thereto) unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be payable on account of (i) any taxes, duties or charges that are imposed on an Underwriter as a result of any present or former connection between such Underwriter and the applicable jurisdiction imposing such taxes, duties or charges (other than any connection resulting solely from the transactions contemplated by this Agreement) or (ii) any taxes, duties or charges that would not have been imposed but for the failure of an Underwriter to comply, upon reasonable request by the Company, with any certification, identification or other reporting requirements concerning such Underwriter’s nationality, residence, identity or connection with the applicable jurisdiction imposing such taxes, duties or charges if such compliance is required by law or the administration thereof as a precondition to an exemption from, or reduction in, such taxes, duties or charges, but only, in the case of this clause (ii), to the extent that (x) any such certification, identification or other reporting requirements would not be materially more onerous, in form, procedure or substance, than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as U.S. Internal Revenue Service (“IRS”) Forms W-8BEN, W-8BEN-E and W-9) and (y) the Company has notified such Underwriter in writing of such certification, identification or other reporting requirements at least 15 days before the applicable payment date.

(s) Additional Reporting Obligations. For so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, it will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by filing such information through EDGAR.

(t) Beneficial Ownership Certificate. The Company will deliver to each Underwriter, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and will provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(u) No Amendment to Lock-Up Restrictions. For a period of 60 days after the date of the Prospectus, the Company agrees and covenants to the Underwriters not to permit, make or conduct any change or amendment to the “lock-up” restrictions with respect to Class B common shares and Class C common shares of the Company set forth in Schedule One to the articles of association of the Company, as in effect on the Closing Date, without the consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

6. Further Agreements of the Selling Shareholders. Each of the Selling Shareholders severally and not jointly covenants and agrees with each Underwriter that:

(a) No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(b) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(c) Stamp Tax Indemnity. It will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Shares by such Selling Shareholder to the Underwriters and on the execution and delivery of this Agreement.

(d) Additional Amounts. All payments to be made by such Selling Shareholder hereunder shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties or governmental charges whatsoever in such Selling Shareholder’s jurisdiction of incorporation or formation (including all interest, penalties or similar liabilities with respect thereto), unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be payable on account of (i) any taxes, duties or charges that are imposed on an Underwriter as a result of any present or former connection between such Underwriter and the applicable jurisdiction imposing such taxes, duties or charges (other than any connection resulting solely from the transactions contemplated by this Agreement) or (ii) any taxes, duties or charges that would not have been imposed but for the failure of an Underwriter to comply, upon reasonable request by such Selling Shareholder, with any certification, identification or other reporting requirements concerning such Underwriter’s nationality, residence, identity or connection with the applicable jurisdiction imposing such taxes, duties or charges if such compliance is required by law or the administration thereof as a precondition to an exemption from, or reduction in, such taxes, duties or charges, but only, in the case of this clause (ii), to the extent that (x) any such certification, identification or other reporting requirements would not be materially more onerous, in form, procedure or substance, than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8BEN, W-8BEN-E and W-9) and (y) such Selling Shareholder has notified such Underwriter in writing of such certification, identification or other reporting requirements at least 15 days before the applicable payment date.

(e) Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(f) Beneficial Ownership Certificate. Such Selling Shareholder that is an entity will deliver to each Underwriter, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and will provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

7. Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(f) hereof (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Shareholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Shareholders, as the case may be, of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company; the Prospectus (including the Prospectus Supplement) and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Shareholders and their officers, as applicable, made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the

Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in Sections 8(a) and 8(c) hereof and (y) a certificate of each of the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of such Selling Shareholder set forth in Sections 4(e), 4(f) and 4(g) hereof are true and correct and (B) confirming that the other representations and warranties of such Selling Shareholder in this agreement are true and correct and that such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(e) Comfort Letters, CFO Certificates. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers, S.C. shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(f) Opinions and 10b-5 Statements of U.S. and Mexican Counsel for the Company. Simpson Thacher & Bartlett LLP, United States external counsel for the Company, and Greenberg Traurig S.C., Mexican external counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion of BVI Counsel for the Company. Conyers Dill & Pearman, BVI external counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinions of Counsel for the Selling Shareholders (a) Dechert LLP, United States external counsel for QS 3B Aggregator Inc., QS Direct SI 2 S.C.A, SICAR, and Quilvest (Switzerland) Ltd. (the “Quilvest Selling Shareholders”), and Dechert (Luxembourg) LLP, Luxembourg external counsel for QS Direct SI 2 S.C.A., SICAR, shall each have furnished to the Representatives, at the request of the applicable Quilvest Selling Shareholders, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives. External counsels for certain of the other Selling Shareholders requested by the Representatives shall have furnished to the Representatives, at the request of such Selling Shareholders, their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i) Opinions and 10b-5 Statements of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Cleary Gottlieb Steen & Hamilton LLP, United States external counsel for the Underwriters, and Ritch, Mueller y Nicolau, S.C., Mexican external counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company or the sale of the Shares by the Selling Shareholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company or the sale of the Shares by the Selling Shareholders.

(k) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing, to the extent applicable, in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(m) Agent for Service of Process. The Company shall have appointed Cogency Global, Inc. as its authorized agent for service of process through an appointment and acceptance letter on or prior the Closing Date.

(n) Lock-Up Provisions. On or prior to the Closing Date, Schedule One to the articles of association of the Company shall be in full force and effect.

(o) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished or caused to be furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof.

(b) Indemnification of the Underwriters by the Selling Shareholders A. Each of the Selling Shareholders A severally and not jointly, in proportion to the number of Shares to be sold by such Selling Shareholder A relative to the aggregate number of Shares being sold by all Selling Shareholders A, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 9(a) hereof, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof; provided, however, that the aggregate amount of each Selling Shareholder A’s liability pursuant to this Section 9(b) shall not exceed the aggregate amount of net proceeds (before deducting expenses) received by such Selling Shareholder from the sale of its Shares hereunder.

(c) Indemnification of the Underwriters by the Selling Shareholders B. Each of the Selling Shareholders B severally and not jointly agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 9(a) hereof, in each case, except (i) that the indemnity obligations set forth in this Section 9(c) shall extend to statements or omissions relating to such Selling Shareholder B only to the extent that such alleged untrue statement or omission has been made in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package in reliance upon and in conformity with Selling Shareholder B Information pertaining to such Selling Shareholder B and (ii) insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(d) hereof; provided, however, that the aggregate amount of each Selling Shareholder’s liability pursuant to this Section 9(c) shall not exceed the aggregate amount of net proceeds (before deducting expenses) received by such Selling Shareholder from the sale of its Shares hereunder.

(d) Indemnification of the Company and the Selling Shareholders by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Shareholders to the same extent as the indemnity set forth in Section 9(a) hereof, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the “Price Stabilization, Short Positions and Penalty Bids” paragraph under the caption “Underwriting”.

(e) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the incurred fees and expenses of such counsel related to such proceeding, as incurred and documented. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred and documented. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by the Attorneys-in-Fact or any one of them. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for incurred fees and expenses of counsel as contemplated by this Section 9(e), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(f) Contribution. If the indemnification provided for in Sections 9(a), (b), (c) or (d) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Section, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Shareholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g) Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 9(f) hereof were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(f) hereof. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(f) hereof shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of Section 9(f) hereof, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to Section 9(f) hereof are several in proportion to their respective purchase obligations hereunder and not joint.

(h) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Shareholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company and the Selling Shareholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in Section 12(a) hereof, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in Section 12(a) hereof, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Shareholders shall not exercise the right described in Section 12(b) hereof, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company and the Selling Shareholders will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incidental to the performance of its obligations hereunder, including without limitation, (i) the costs incidental to the authorization, issuance, sale, preparation and delivery of the Shares and any documentary, stamp, registration or similar issuance tax or transfer tax (including any interest and penalties) payable in connection with the issuance thereof; (ii) the costs incidental to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and disbursements of U.S., BVI and Mexican counsel for the Company, the Company’s accountants and other advisors; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum(including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the supplemental listing of the Shares on the Exchange. For the avoidance of doubt, it is understood that each of the Selling Shareholders will pay all of its own underwriting discounts, commissions, stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of their respective Shares pursuant to this Agreement. It is understood, however, that except as provided in this Section 13(a) and Sections 9 and 13(b) hereof, the Underwriters will pay all of their own costs and expenses.

(b) If (i) this Agreement is terminated pursuant to Section 11 hereof, (ii) the Selling Shareholders for any reason fail to tender the Shares for delivery to the Underwriters (other than as a result of a termination pursuant to Section 12 hereof, or the default by one or more of the Underwriters in its or their respective obligations hereunder, in which case only such defaulting Underwriters shall not be entitled to reimbursement) or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than the default by one or more of the Underwriters in its or their respective obligations hereunder, in which case only such defaulting Underwriters shall not be entitled to reimbursement), the Company and the Selling Shareholders agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred and documented by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this

Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Mexico City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to each of the Representatives (i) J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017 (fax: +1 (212) 622-8358), Attention: Equity Syndicate Desk; (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; (iii) Banco BTG Pactual S.A. — Cayman Branch, 601 Lexington Avenue, 57th floor, New York, NY 10022, Attention: Kevin Younai, Legal Department; (iv) Santander US capital Markets LLC, 437 Madison Avenue, New York, NY 10022, Attention: ECM: Syndicate, by email to equity syndicate@santander.us; and (v) Scotia Capital (USA) Inc., 250 Vesey Street, 23rd floor, New York, New York 10281, Attention: Equity Capital Markets. Notices to the Company shall be given to it at Avenida Presidente Masaryk 8, Col. Polanco V Sección, Mexico City, Mexico 11560, Attention: K. Anthony Hatoum and Eduardo Pizzuto, with a copy to Jose Raz Guzman, Greenberg Traurig, S.C., Paseo de la Reforma No. 265 PH1, Col. Cuauhtémoc, Mexico City, Mexico 06500. Notices to the Selling Shareholders shall be given to the Attorneys-in-Fact at c/o BBB Foods Inc., Avenida Presidente Masaryk 8, Col. Polanco V Sección, Mexico City, Mexico 11560, Attention: K. Anthony Hatoum and Eduardo Pizzuto.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. Each of the parties hereto hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the parties hereto agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties hereto, as applicable, and may be enforced in any court having jurisdiction over such party hereto, as applicable, is subject by a suit upon such judgment. The Company and each Selling Shareholder irrevocably appoint Cogency Global, Inc., located at 122 E 42nd Street, 18th Floor, New York, New York, 10168, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or any such Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section 18(c), shall be deemed in every respect effective service of process upon the Company and such Selling Shareholder in any such suit or proceeding. Each of the Company and the Selling Shareholders hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d) Judgment Currency. The Company and each Selling Shareholder agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e) Waiver of Immunity. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) BVI, Mexico, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) its jurisdiction of incorporation or formation, or (iv) any jurisdiction in which they own or lease property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Selling Shareholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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Very truly yours,

BBB FOODS INC.

By:	/s/ K. Anthony Hatoum
Name:	K. Anthony Hatoum
Title:	Chief Executive Officer

[Signature Page to the Underwriting Agreement]

SELLING SHAREHOLDER A

By:	/s/ Eduardo Pizzuto
Name:	Eduardo Pizzuto
Title:	Attorney-in-fact

SELLING SHAREHOLDERS B

By:	/s/ Eduardo Pizzuto
Name:	Eduardo Pizzuto
Title:	Attorney-in-fact

By:	/s/ Eduardo Pizzuto
Name:	Eduaro Pizzuto
Title:	Selling Shaeholder

[Signature Page to the Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto

By:	/s/ Agustin Rapetti
Name:	Agustin Rapetti
Title:	Executive Director

[Signature Page to the Underwriting Agreement]

MORGAN STANLEY & CO. LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto

By:	/s/ Liam Kelleher
Name:	Liam Kellehe
Title:	Head of Latin America Equity Syndicate

[Signature Page to the Underwriting Agreement]

BANCO BTG PACTUAL S.A. – CAYMAN BRANCH

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto

By:	/s/ Kevin Younai
Name:	Kevin Younai
Title:	Authorized Signatory

[Signature Page to the Underwriting Agreement]

SANTANDER US CAPITAL MARKETS LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto

By:	/s/ Conrad Rubin
Name:	Conrad Rubin
Title:	Managing Director

By:	/s/ Molly Deale Kramer
Name:	Molly Deale Kramer
Title	Executive Director

[Signature Page to the Underwriting Agreement]

SCOTIA CAPITAL (USA) INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto

By:	/s/ Persio Dangot
Name:	Persio Dangot
Title:	Managing Director

[Signature Page to the Underwriting Agreement]